UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2012

InsPro Technologies Corporation

 (Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087

 (Address of principal executive offices)

(484) 654-2200

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Private Placement

On November 20, 2012, InsPro Technologies Corporation, a Delaware corporation (the “Company”), entered into and completed a private placement (the “Private Placement”) with certain accredited investors (the “Investors”), for an aggregate of 499,999 shares (each, a “Preferred Share”) of its Series B Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“Warrants”) to purchase 4,999,990 shares of its Common Stock, par value $0.001 (“Common Stock”), pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company agreed to sell to the investors 499,999 investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Preferred Stock and a Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. In addition, pursuant to the Purchase Agreement, the Company may sell up to an additional 500,000 Units to an investor within 90 days following the Closing on the same terms and conditions described above.

The Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock, with each Preferred Share having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each Preferred Share is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Preferred Share would receive if it participated pari passu with the holders of Common Stock on an as-converted basis. Each Preferred Share is convertible into 20 shares of Common Stock (the “Shares”). For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to the Preferred Stock original issue price plus any declared but unpaid dividends.

The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the initial portion of the Private Placement were $1.5 million and the Company intends to use the net proceeds of the Private Placement for working capital purposes.

The Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) November 20, 2017, to acquire up to a total of 4,999,990 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter. The Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock during the first two years following the date of issuance of the Warrants, subject to customary exceptions.

In connection with the signing of the Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The Company also agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Purchase Agreement also provides for a customary participation right for the Investors, subject to certain exceptions and limitations, which grants the Investors the right to participate in any future capital raising financings of the Company occurring prior to November 20, 2014. The Investors may participate in such financings at a level based on the Investors’ ownership percentage of the Company on a fully-diluted basis prior to such financing.

The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Registration Rights Agreement and a form of the Warrants, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Registration Rights Agreement and the Warrants in Item 1.01 of this Report is hereby incorporated into this Item 3.02 by reference.

The Preferred Stock and Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued and sold in the Private Placement and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the investors signatory thereto
4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	November 26, 2012	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the investors signatory thereto
4.3	Form of Warrant